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                                                                  CONFORMED COPY

                                   EXHIBIT 4.2

                                 FIFTH AMENDMENT

           THIS FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "AMENDMENT") is made and entered into this 11th day of October, 1996, by and among RHODES, INC., a Georgia corporation (hereinafter referred to as "BORROWER") with its chief executive office and principal place of business at 4370 Peachtree Road, N.E., Atlanta, Georgia 30319; the various financial institutions listed on the signature pages hereof (such financial institutions and their respective successors and assigns referred to collectively herein as "LENDERS" and individually as a "LENDER"); and WACHOVIA BANK OF GEORGIA, N.A., a national banking association (hereinafter referred to as "AGENT") with an office at 191 Peachtree Street, N.E., Atlanta, Georgia 30303-1757, in its capacity as collateral and administrative agent for Lenders.

                                    RECITALS:

           Agent, Lenders and Borrower are parties to a certain Loan and Security Agreement dated January 12, 1996, as amended by that certain First Amendment to Loan and Security Agreement dated May 28, 1996, that certain Second Amendment to Loan and Security Agreement dated June 12, 1996, that certain Third Amendment to Loan and Security Agreement dated August 15, 1996 and that certain Fourth Amendment to Loan and Security Agreement dated August 30, 1996 (the "LOAN AGREEMENT") pursuant to which Lenders have made certain revolving credit and term loans to Borrower.

           The parties desire to further amend the Loan Agreement as hereinafter set forth.

           NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

           1. DEFINITIONS. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Loan Agreement.

           2. AMENDMENTS TO LOAN AGREEMENT. The Loan Agreement is hereby amended by deleting Sections 10.3.1, 10.3.2, 10.3.3 and 10.3.4 in their entireties and by substituting the following new Sections 10.3.1, 10.3.2, 10.3.3 and 10.3.4 in lieu thereof:

                     10.3.1. Minimum EBITDA. Borrower shall at all times maintain Consolidated EBITDA of at least the amount shown below for the period corresponding thereto:
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
           Period                      Amount
           Fiscal year ending          $39,000,000
           February 28, 1997

           March 1, 1997 through       $47,000,000, calculated quarterly based
           February 28, 1998           upon the immediately preceding four (4)
                                       fiscal quarters of Borrower

           March 1, 1998 and           $48,000,000, calculated quarterly based
           thereaafter                 upon the immediately preceding four (4)
                                       fiscal quarters of Borrower


           10.3.2. Consolidated Fixed Charge Coverage Ratio. Borrower shall at all times maintain a Consolidated Fixed Charge Coverage Ratio of at least the ratio shown below for the period corresponding thereto, calculated quarterly based upon the immediately preceding four fiscal quarters:

          Period                            Ratio
          December 1, 1996 through          1.5 to 1.0
          February 28, 1997

          March 1, 1997 through             1.75 to 1.0
          February 28, 1998

          March 1, 1998, and thereafter     2.0 to 1.0

           10.3.3. Minimum Consolidated Net Worth. At all times after September 1, 1996, Borrower shall maintain a Consolidated Net Worth of at least (i) $64,800,000 plus (ii) 75% of Consolidated Net Income for each fiscal quarter, commencing with and including the fiscal quarter ending November 30, 1996, on a cumulative basis, without giving effect to any losses.

           10.3.4. Consolidated Leverage Ratio. Borrower shall at all times maintain a Consolidated Leverage Ratio that does not exceed the ratio shown below for the period corresponding thereto:

          Period                       Ratio
          October 11, 1996 through     3.25 to 1.0
          January 30, 1997

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
          January 31, 1997 through     2.75 to 1.0
          February 27, 1997

          February 28, 1997 through    2.50 to 1.0
          February 27, 1998

          February 28, 1998, and       2.25 to 1.0
          thereafter

           3. RATIFICATION AND REAFFIRMATION. Borrower hereby ratifies and reaffirms each of the Loan Documents and all of Borrower's covenants, duties and liabilities thereunder.

           4. ACKNOWLEDGEMENTS AND STIPULATIONS. Borrower acknowledges and stipulates that the Loan Agreement and the other Loan Documents executed by Borrower are legal, valid and binding obligations of Borrower that are enforceable against Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by Borrower); the Liens granted by Borrower in favor of Agent are duly perfected, first priority Liens; and the unpaid principal amount of the Revolver Loans on and as of October 11, 1996, totalled $25,256,000 and the unpaid principal amount of the Term Loan Advances on and as of October 11, 1996, totalled $16,250,000.

           5. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Agent and Lenders, to induce Agent and Lenders to enter into this Amendment, that except as expressly set forth in Paragraph 6 below, no Default or Event of Default exists on the date hereof; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of Borrower, and this Amendment has been duly executed and delivered by Borrower; and all of the representations and warranties made by Borrower in the Loan Agreement are true and correct on and as of the date hereof.

           6. LIMITED WAIVER OF DEFAULT. Events of Default have occurred and currently exist under the Loan Agreement as a result of Borrower's breach of the financial covenants that are set forth in Sections 10.3.1, 10.3.2, 10.3.3 and
10.3.4 of the Loan Agreement as in effect prior to the date hereof (collectively, the "DESIGNATED DEFAULTS"). Borrower represents and warrants that the Designated Defaults are the only Events of Default that exist under the Loan Agreement and the other Loan Documents as of the date hereof. Lender hereby waives the Designated Defaults in existence on the date hereof. In no event shall such waiver be deemed to constitute a waiver of (a) any Default or Event of Default other than the Designated Defaults in existence on the date of this Amendment or (b) Borrower's obligation to comply with all of the terms and conditions of the Loan Agreement and the other Loan Documents from and after the date hereof. Notwithstanding any prior, temporary mutual disregard of the terms of any contracts between the parties, Borrower hereby agrees that it shall be required strictly to comply with all of the terms of the Loan Documents on and after the date hereof.
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           7. AMENDMENT FEE. In consideration of Agent's and Lenders'
willingness to enter into this Amendment and to give the waiver in Paragraph 6 hereof, Borrower agrees to pay to Agent, for the Pro Rata benefit of Lenders, an amendment fee in the amount of $5,000, in immediately available funds, on the date hereof.

           8. EXPENSES OF AGENT AND LENDERS. Borrower agrees to pay, on demand, all costs and expenses incurred by Agent and any Lender in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Agent's and each Lender's legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

           9. EFFECTIVENESS; GOVERNING LAW. This Amendment shall be effective upon acceptance by Agent and Lenders in Atlanta, Georgia, whereupon the same shall be governed by and construed in accordance with the internal laws of the State of Georgia.

           10. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

           11. NO NOVATION, ETC. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.

           12. COUNTERPARTS; TELECOPIED SIGNATURES. This Amendment may be executed in any number of counterparts and by different parties to this Agreement on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

           13. FURTHER ASSURANCES. Borrower agrees to take such further actions as Agent and Lenders shall reasonably request from time to time in connection herewith to evidence the amendments set forth herein to the Loan Agreement.

           14. SECTION TITLES. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

           15. RELEASE OF CLAIMS. To induce Agent and Lenders to enter into this Amendment, Borrower hereby releases, acquits and forever discharges Agent and each Lender, and all of their respective officers, directors, agents, employees, successors and assigns, from any and all
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liabilities, claims, demands, actions or causes of actions of any kind or nature
(if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that Borrower now has or ever had against Agent or any Lender arising under or in connection with any of the Loan
Documents or otherwise.

           16. WAIVER OF JURY TRIAL. To the fullest extent permitted under Applicable Law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

           IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal in Atlanta, Georgia, and delivered by their respective duly authorized officers on the date first written above.

                                       BORROWER:

ATTEST:                                RHODES, INC.

/s/ Barbara Snow                       By: /s/ Joel H. Dugan
-----------------------------             -------------------------------------
Assistant Secretary                       Joel H. Dugan, Senior Vice President,
[CORPORATE SEAL]                          Finance and Administration

                                       ADDRESS:
                                       4370 Peachtree Road, N.E.
                                       Atlanta, Georgia  30319
                                       Attention: Irwin L. Lowenstein
                                       Telecopier No.: (404) 264-4701
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                                       LENDERS:

                                       WACHOVIA BANK OF GEORGIA,
                                       N.A.

                                       By: /s/ Kevin B. Harrison
                                          -------------------------------------
                                          Kevin B. Harrison
                                          Vice President

                                       ADDRESS:
                                       191 Peachtree Street, N.E.
                                       Atlanta, Georgia   30303-1757
                                       Attention: Ms. Elspeth England
                                       Telecopier No.: (404) 332-6920

                                       FLEET CAPITAL CORPORATION

                                       By: /s/ Elizabeth L. Waller
                                          -------------------------------------
                                          Title: Vice President

                                       ADDRESS:
                                       300 Galleria Parkway
                                       Suite 800
                                       Atlanta, Georgia   30339
                                       Attention: Loan Administration Manager
                                       Telecopier No.: (770) 859-2483
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                                       AGENT:

                                       WACHOVIA BANK OF GEORGIA,
                                       N.A., as Agent

                                       By: /s/ Kevin B. Harrison
                                          -------------------------------------
                                          Kevin B. Harrison
                                          Vice President

                                       ADDRESS:
                                       191 Peachtree Street, N.E.
                                       Atlanta, Georgia   30303-1757
                                       Attention: Ms. Elspeth England
                                       Telecopier No.: (404) 332-6920